Exhibit 7.1



             Listing of Foreign Patents Licensed By the Registrant


     Each material foreign patent licensed to the Company has a corresponding, issued United States patent. Please see "Business and Properties - Sublicensed Patents" in the registration statement to which this exhibit is attached.